Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 24, 2025 with respect to the consolidated financial statements of Linkage Global Inc., as of and for the year ended September 30, 2024 in this Registration Statement on Form F-1 and the related Prospectus of Linkage Global Inc. filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, TX

August 18, 2025